Exhibit 99.2

Unity Announces Pricing of Upsized $600.0 Million Offering of Convertible Senior Notes
February 24, 2025
SAN FRANCISCO -- Unity Software Inc. (“Unity”) (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced the pricing of $600.0 million aggregate principal amount of 0% Convertible Senior Notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Offering was increased from the previously announced offering size of $500.0 million.
Unity also granted the initial purchasers of the Notes an option to purchase, within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $90.0 million aggregate principal amount of Notes. The sale of the Notes to the initial purchasers is expected to close on February 27, 2025, subject to customary closing conditions.
The Notes will be general unsecured obligations of Unity and will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on March 15, 2030, unless earlier converted, redeemed or repurchased.
Unity estimates that the net proceeds from the Offering will be approximately $586.8 million (or approximately $675.0 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated Offering expenses payable by Unity. Unity expects to use approximately $38.6 million of the net proceeds from the Offering to pay the cost of the capped call transactions described below and the remaining net proceeds, together with cash on hand, to repurchase for approximately $600.0 million in cash approximately $644.3 million in aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 Notes”) in the Note Repurchase Transactions (as described below). If the initial purchasers exercise their option to purchase additional Notes, Unity expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions and the remaining net proceeds for general corporate purposes, which may include additional repurchases of the 2026 Notes from time to time following the Offering, and acquisitions or strategic investments in complementary businesses or technologies (although Unity does not currently have any plans for any such acquisitions or investments), working capital, operating expenses and capital expenditures.
The Notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Unity will pay or deliver, as the case may be, cash, shares of Unity’s common stock or a combination of cash and shares of Unity’s common stock, at its election. The initial conversion rate is 27.6656 shares of Unity’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $36.15 per share of Unity’s common stock, which represents a conversion premium of approximately 32.5% to the last reported sale price of Unity’s common stock on The New York Stock Exchange on February 24, 2025), and will be subject to customary anti-dilution adjustments.
Unity may not redeem the Notes prior to March 20, 2028. Unity may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2028 if the last reported sale price of Unity’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Unity provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If Unity redeems less than all of the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If Unity undergoes a “fundamental change,” then, subject to certain conditions and limited exceptions, holders may require Unity to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Unity delivers a notice of redemption, Unity will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.
In connection with the pricing of the Notes, Unity entered into capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Unity’s common stock initially underlying the Notes. The capped call transactions are expected generally to reduce the potential dilution to Unity’s common stock upon any conversion of Notes and/or offset any cash payments Unity is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.
The cap price of the capped call transactions relating to the Notes will initially be $47.74, which represents a premium of 75% over the last report sale price of Unity’s common stock on The New York Stock Exchange on February 24, 2025, and is subject to certain adjustments under the terms of the capped call transactions.
In connection with establishing their initial hedges of the capped call transactions, Unity expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Unity’s common stock and/or purchase shares of Unity’s common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Unity’s common stock or the Notes at that time.
In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Unity’s common stock and/or purchasing or selling Unity’s common stock or other securities of Unity in secondary market transactions following the pricing of the Notes and prior to the maturity date of the Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the Notes, or, to the extent Unity exercises the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Unity’s common stock or the Notes which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, this could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.
Concurrently with the pricing of the notes in the Offering, Unity entered into privately negotiated transactions with certain holders of the 2026 Notes to repurchase, for approximately $600.0 million in cash, approximately $644.3 million aggregate principal amount of its 2026 Notes on terms negotiated with each holder of 2026 Notes repurchased and effected through one of the initial purchasers or one of its affiliates (each, a “Note Repurchase Transaction”). The Offering of the Notes is not contingent upon the repurchase of the 2026 Notes.
In connection with any Note Repurchase Transaction, Unity expects that holders of the 2026 Notes who agree to have their 2026 Notes repurchased and who have hedged their equity price risk with respect to such Notes (the “Hedged Holders”) will unwind all or part of their hedge positions by buying Unity’s common stock and/or entering into or unwinding various derivative transactions with respect to Unity’s common stock. The amount of Unity’s common stock to be purchased by the Hedged Holders or the notional amount of shares of Unity’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Unity’s common stock. This activity by the Hedged Holders could increase (or reduce the size of any decrease in) the market price of Unity’s common stock, including concurrently with the pricing of the Notes, which could have resulted in a higher effective conversion price for the Notes. Unity cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes offered hereby or its common stock.
The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The Notes and any shares of Unity’s common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains “forward-looking” statements that involve risks and uncertainties regarding, among other things, the proposed Offering, including statements concerning the anticipated completion and timing of the Notes, the capped call transactions, the Note Repurchase Transactions and any unwind transactions; the anticipated use of proceeds from the proposed Offering; and the potential impact of the forgoing or related transactions on dilution to holders of Unity’s common stock, the market price of our common stock or the trading price of the Notes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Unity’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Unity’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Unity makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Unity undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
Unity PR Contact:
Julianne Whitelaw
UnityComms@unity3d.com

Source: Unity